Exhibit 10.1

Binding Term Sheet

Exclusive IP Licence, Supply and USA Wholesale Distribution Agreement between Texas Ibogaine Research Corporation (“TIRC”) (Licensee / Purchaser / Distributor) and Psyence Labs Ltd (“PsyLabs”) (Licensor / Supplier) with respect to PsyLabs’ cGMP ibogaine HCl (“Product”)

1. Transaction

PsyLabs will:

1.	grant TIRC an exclusive licence in the USA only to defined PsyLabs Background IP, know-how, trade secrets, specifications, methods and related non-patentable IP relating to the Product;

2.	exclusively supply Product to TIRC; and

3.	appoint TIRC as exclusive wholesaler/distributor in the USA for resale of Product to lawful third parties.

TIRC may:

●	use the licensed IP and Product to develop, manufacture and commercialise one or more Drug Candidates in the USA only; and

●	purchase Product from PsyLabs and resell Product in the USA as principal, in its own name and for its own account.

2. Field / Territory / Exclusivity

2.1 General

●	Field: all indications and all uses.

●	Licence Territory: United States only.

●	USA Distribution Territory: United States only.

●	The United States includes Puerto Rico and other US territories/possessions.

●	Exclusivity: TIRC has exclusive rights to the licensed IP, exclusive supply rights, and exclusive USA wholesale/distribution rights for Product.

●	PsyLabs shall not directly or indirectly sell or appoint another distributor for Product in the USA except through TIRC.

●	PsyLabs expressly retains all rights outside the USA, including rights to license IP, supply Product and appoint distributors outside the USA.

2.2 TIRC Exclusivity Undertakings

In consideration of the exclusive rights granted to it, TIRC shall, for so long as it holds exclusive rights under this agreement:

●	purchase all of its requirements of ibogaine HCl (and any other ibogaine active ingredient, whether natural or synthetic) for the Field in the USA exclusively from PsyLabs, except as permitted under clause 11 (Supply Failure / Step-In); and

●	not, directly or indirectly (including through affiliates), research, develop or commercialise any product containing ibogaine or an ibogaine analogue sourced from a third party, nor enter into discussions for any such supply arrangement.

Any breach of this clause 2.2 shall entitle PsyLabs, on written notice, to convert TIRC’s licence, supply and distribution rights to non-exclusive rights, without prejudice to its other remedies.

3. Licensed IP

Licensed IP includes all PsyLabs-controlled:

●	know-how;

●	trade secrets;

●	cultivation, extraction and partial processing methods;

●	analytical methods;

●	specifications;

●	SOPs;

●	batch records; and

●	technical/regulatory information,

to the extent necessary or reasonably useful for manufacture, use, development, resale, distribution or commercialisation of Product or Drug Candidate(s).

Excluded:

●	trademarks, brands and corporate names unless expressly licensed;

●	rights not expressly granted.

TIRC shall not use the licensed IP:

●	for any activities outside the USA;

●	to support manufacture for non-USA markets;

●	to support regulatory filings outside the USA; or

●	to enable third parties to exploit the licensed IP outside the USA.

4. Supply / Transfer Pricing

PsyLabs shall manufacture and supply Product to TIRC in accordance with agreed specifications, forecasts, quality standards and delivery schedules.

4.1 Two-channel pricing model

To prevent value leakage and reflect different use cases, separate transfer pricing shall apply:

(a) Internal-use Product

Product purchased by TIRC for its own Drug Candidate development, clinical supply, regulatory activities or commercial manufacture:

●	Price: sales price list in effect when PsyLabs accepts the related purchase order provided that:

◌	such price shall be a market-related arms-length price; and

◌	[***].

(b) USA resale Product

Product purchased by TIRC for resale as Product to third parties in the USA:

●	Same as set out in subsection (a) above, plus

●	[***] as follows:

If TIRC’s [***] of Product exceeds [***]% of TIRC’s [***] for that unit, then the excess [***] above that threshold shall be shared:

●	[***]% to TIRC

●	[***]% to PsyLabs

For this purpose:

●	[***].

●	[***].

4.2 Annual review

●	Transfer pricing and thresholds to be reviewed annually in good faith against actual market conditions.

●	No change effective unless agreed in writing.

●	TIRC shall not export, re-export or knowingly permit diversion of Product outside the USA.

●	TIRC shall not purchase Product under the internal-use pricing channel for resale.

●	Product purchased for one channel may not be re-designated to another channel without agreed written notice and corresponding price adjustment.

5. USA Wholesale Distribution

●	TIRC appointed exclusive wholesaler/distributor for Product in the USA.

●	TIRC may market, import (if lawful), warehouse, offer for sale, resell and distribute Product in the USA.

●	TIRC acts as principal, not agent.

●	Product may be sold only to approved customer categories and for end uses permitted by applicable law and the agreement.

●	No onward export, re-export, foreign trans-shipment or sale for non-USA use shall be permitted.

6. Diligence

TIRC shall use commercially reasonable efforts to:

●	develop and commercialise one or more Drug Candidates; and

●	actively develop the USA Product market.

PsyLabs shall use commercially reasonable efforts to:

●	maintain continuity of supply;

●	maintain required licences and permits; and

●	provide technical and regulatory support reasonably required for lawful supply and resale.

TIRC’s USA exclusivity should be subject to minimum USA development and/or sales performance thresholds.

7. Economics

7.1 Milestones

Payable for the first Drug Candidate:

●	[***]: US$[***]

●	[***]: US$[***]

●	[***]: US$[***]

●	[***]: US$[***]

●	[***]: US$[***]

Reduced milestones of [***]%–[***]% apply for additional Drug Candidates from the same platform, unless a full new programme is required.

7.2 Annual Exclusivity Fee

●	US$[***] per year, commencing on first anniversary of first FDA approval, adjusted annually by the percentage change in the US Consumer Price Index (CPI-U) over the preceding 12 months, provided that the fee shall not decrease.

●	Creditable against Drug Candidate royalties payable to PsyLabs for that year.

7.3 Drug Candidate Royalty

●	PsyLabs shall receive [***]% of Net Sales of each Drug Candidate.

●	Royalty payable until the later of:

◌	10 years from first commercial sale in the USA; or

◌	expiry of applicable US regulatory exclusivity.

●	Standard reductions for generic entry and royalty stacking, but not below [***]%.

8. IP Ownership

●	PsyLabs retains all Background IP.

●	TIRC retains all Background IP.

●	All Drug Candidate IP, formulations, methods of use, clinical data, regulatory filings, commercialisation data and downstream manufacturing improvements developed by or for TIRC are owned exclusively by TIRC.

●	PsyLabs improvements to upstream cultivation/extraction/partial processing remain PsyLabs property, but are included in the licence to the extent necessary for TIRC’s continued exercise of rights in the USA.

9. Regulatory / Quality / Compliance

●	TIRC controls regulatory strategy and filings for Drug Candidate(s).

●	PsyLabs shall provide all Product-related technical, CMC and source information reasonably required.

●	Both parties shall comply with all applicable US federal/state controlled-substance, import/export, storage, security, recordkeeping and quality requirements.

●	Product may be resold only through lawful channels.

10. Reporting / Audit / Anti-Circumvention

●	TIRC shall provide quarterly reports of:

◌	resale volumes;

◌	customer categories;

◌	average and top-tier net resale prices; and

◌	anti-leakage margin-share calculations.

●	PsyLabs shall have audit rights over:

◌	Cost calculations;

◌	landed acquisition cost;

◌	net resale price calculations; and

◌	compliance with territorial and lawful-use restrictions.

●	Anti-circumvention provisions shall apply to:

◌	affiliate sales;

◌	bundled transactions;

◌	rebates or side letters;

◌	non-cash consideration; and

◌	indirect USA sales structures designed to avoid the pricing mechanism.

11. Supply Failure / Step-In

If PsyLabs fails to supply Product in the quantities or to the quality standards required under this agreement, loses, has suspended or has had revoked any licence, registration or regulatory approval necessary to manufacture or supply Product, materially breaches its quality obligations, or suffers prolonged force majeure (each, a “Supply Failure Event”), TIRC may, immediately and without having to wait for the Cure Period referred to below:

●	qualify alternate suppliers;

●	self-manufacture; and

●	continue Drug Candidate development/commercialisation.

During any such alternate-supply period, PsyLabs’ Drug Candidate royalty reduces to [***]%.

PsyLabs shall have 6 months from the date a Supply Failure Event arises to rectify it (the “Cure Period”). If PsyLabs rectifies the Supply Failure Event within the Cure Period, TIRC shall, promptly following such rectification, resume sourcing Product exclusively from PsyLabs in accordance with clause 2.2(a) (without affecting any Drug Candidate batches, orders or commitments already sourced from an alternate supplier or self-manufactured during the Supply Failure Event).

If PsyLabs does not rectify the Supply Failure Event within the Cure Period, TIRC’s exclusive purchase undertaking under clause 2.2(a) shall cease to apply for so long as the Supply Failure Event continues, without prejudice to TIRC’s other rights and remedies (including under clause 12 (Term / Termination)).

No exercise of TIRC’s rights under this clause 11 shall constitute a breach of clause 2.2 (TIRC Exclusivity Undertakings) or clause 6 (Diligence), and TIRC shall not be liable to PsyLabs, nor suffer any loss of rights or exclusivity under this agreement, as a result of any delay to TIRC’s development or commercialisation timelines caused by a Supply Failure Event.

12. Term / Termination

●	Term continues until expiry of the royalty term unless earlier terminated.

●	Either party may terminate for uncured material breach, insolvency, loss of key licences or material regulatory illegality.

●	Customary sell-off, transition and survival provisions apply.

13. Status of this Term Sheet

●	This term sheet is binding on the parties with effect from the date it is signed by both parties.

●	This term sheet records only the salient commercial terms agreed between the parties and shall be superseded and replaced by a definitive agreement (or agreements) to be negotiated and concluded between the parties by way of bona fide negotiations (the “Definitive Agreement”).

●	This term sheet is subject to a resolutive condition that, if the Definitive Agreement is not concluded and signed by both parties on or before November 30, 2026 (the “Longstop Date”), this term sheet shall automatically lapse and cease to have any further force or effect, without prejudice to any rights or obligations that have already accrued, or that expressly survive, as at the date of lapse.

●	The Longstop Date may be extended by written agreement between the parties.

●	Until the Definitive Agreement becomes effective, this term sheet shall govern, as a binding agreement between the parties, the matters set out in it.

SIGNED at CAPE TOWN on September 25, 2026

For and on behalf of Texas Ibogaine Research Corporation

Signature

Name of Signatory Jody Aufrichtig

Designation of Signatory DIRECTOR

For and on behalf of Psyence Labs Ltd

Signature

Name of Signatory Tony Budden

Designation of Signatory Director